UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2021 (January 23, 2021)

Allena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38268	45-2729920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Newton Executive Park, Suite 202 Newton, Massachusetts		02462
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 467-4577

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Richard Katz

On January 23, 2021, the Board of Directors of Allena Pharmaceuticals, Inc. (the “Company”) appointed Richard Katz to serve as the Company’s Chief Financial Officer, effective January 29, 2021 (the “Effective Date”). Dr. Katz will also serve as the Company’s Principal Financial Officer and Principal Accounting Officer. On February 2, 2021, the Company issued a press release announcing Dr. Katz’s appointment. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Prior to his appointment to the Company, Dr. Katz served as Chief Financial Officer at Liquidia Technologies, Inc., a late-stage clinical biopharmaceutical company, from May 2019 to August 2020. Prior to Liquidia, he served as Vice President and Chief Financial Officer of Argos Therapeutics, Inc., an immuno-oncology company, from July 2016 until November 2018, when Argos Therapeutics filed a petition for relief under chapter 11 in the Bankruptcy Court for the District of Delaware, and served as a consultant to Argos Therapeutics from November 2018 until May 2019. Prior to joining Argos Therapeutics, Dr. Katz served as Chief Financial Officer for Viamet Pharmaceuticals, Inc., a biopharmaceutical company, from February 2012 to May 2016. Dr. Katz also served as Chief Financial Officer at Icagen, Inc., a biopharmaceutical company, from April 2001 to November 2011, where he was instrumental in the company’s initial public offering and subsequent financings, the formation of several strategic collaborations, and the company’s sale to Pfizer. Dr. Katz began his career as a vice president in the healthcare investment banking group at Goldman Sachs & Company, where he executed a broad range of transactions, including equity and debt financings, mergers and acquisitions and corporate restructurings. Dr. Katz holds a Bachelor of Arts from Harvard University, a medical degree from Stanford University School of Medicine and an M.B.A. from Harvard Business School.

On January 29, 2021, the Company entered into an Employment Agreement with Dr. Katz (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Dr. Katz will receive an initial annual base salary of $395,000 and is eligible to earn an annual cash incentive award based on performance with a target value equal to 40% of his annual base salary. Dr Katz will also be eligible to participate in the Company’s employee benefit programs and plans.

The Employment Agreement further provides that if Dr. Katz’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or Dr. Katz resigns for Good Reason (as defined in the Employment Agreement), he will be entitled to receive: (i) an amount equal to the sum of (A) nine (9) months of his annual base salary plus (B) nine (9) months of his target annual incentive compensation for the year preceding the date of termination and (ii) if Dr. Katz is enrolled in the Company’s health care program immediately prior to the date of termination and properly elects to receive COBRA benefits, nine months of COBRA premiums for himself and his eligible dependents at the Company’s normal rate of contribution for employees for coverage at the level in effect immediately prior to the date of termination (or a monthly cash payment in lieu thereof if the Company determines it cannot pay such amounts without potentially violating applicable law). Payment of the Severance Payments shall immediately cease if Dr. Katz breaches the terms of the Restrictive Covenants Agreement between him and the Company.

In lieu of the severance payments and benefits set forth above, in the event Dr. Katz’s employment is terminated by the Company without Cause or he resigns for Good Reason, in either case within 12 months following a Change in Control (as defined in the Employment Agreement), he will be entitled to receive: (i) a lump sum cash amount equal to one times the sum of (A) 12 months of his then current base salary plus (B) nine (9) months of his target annual cash incentive compensation for the year of termination, (ii) a prorated portion of his target annual cash incentive compensation for the year in which termination occurs, (iii) if Dr. Katz is enrolled in the Company’s health care program immediately prior to the date of termination and properly elects to receive COBRA benefits, 12 months of COBRA premiums for himself and his eligible dependents at the Company’s normal rate of contribution for employees for coverage at the level in effect immediately prior to the date of termination (or a monthly cash payment in lieu thereof if the Company determines it cannot pay such amounts without potentially violating applicable law), and (iv) except as otherwise provided in the applicable award agreement, accelerated vesting of 100% of all time-based equity awards held by Dr. Katz. The payments and benefits provided under the Employment Agreement in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Katz in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Dr. Katz.

During his employment and for 12 months thereafter, Dr. Katz has agreed to be subject to certain restrictive covenants, including a nonsolicitation of the Company’s customers and a nonsolicitation and no-hire of its employees. Dr. Katz is also subject to a noncompetition provision during his employment and for up to 12 months thereafter, subject to the type of termination.

In connection with Dr. Katz joining Allena, Allena’s Board of Directors approved, effective as of February 1, 2021, the grant of a non-qualified stock option award to purchase 400,000 shares of its common stock to Dr. Katz under the Allena Pharmaceuticals 2021 Inducement Equity Plan. The stock option will be granted as an inducement material to Dr. Katz becoming an employee of Allena in accordance with Nasdaq Listing Rule 5635(c)(4). The option will have an exercise price equal to $1.67, which was the closing price of Allena’s common stock on The Nasdaq Global Select Market on February 1, 2021. The option will vest over a four (4) year period, with 25% of the shares vesting after 12 months and the remaining shares vesting monthly over the following 36-months, subject to Dr. Katz’s continued employment with Allena on such vesting dates. The option is subject to the terms and conditions of the Inducement Plan and the terms and conditions of a stock option agreement covering the grant.

There are no family relationships between Dr. Katz and any director or executive officer of the Company, and other than as described in this Item 5.02, Dr. Katz has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Katz succeeds Edward Wholihan as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Company, whose planned departure was announced by the Company in November 2020, effective as of January 29, 2021.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the agreement, a copy of which has been filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Financial Statements and Exhibits.

Item 9.01

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated January 29, 2021 between Allena Pharmaceuticals, Inc. and Richard Katz.

99.1	Press Release of the Company, dated February 2, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2021	Allena Pharmaceuticals, Inc.

	By:	/s/ Louis Brenner
Louis Brenner
President and Chief Executive Officer